EXHIBIT 99.1

Linde Reports Third-Quarter 2026 Results

Third-Quarter Highlights

➢	Sales $9.4 billion, up 9% YoY, underlying sales up 5%
➢	Operating profit $2.2 billion, adjusted operating profit $2.8 billion, up 8%
➢	Operating profit margin 22.9%; adjusted operating profit margin 29.4%
➢	EPS $3.66, down 11%; adjusted EPS $4.59, up 9% YoY
➢	Third-quarter operating cash flow of $3.2 billion, up 8% YoY
➢	Full-year 2026 adjusted EPS guidance of $17.82 - $17.92 representing 8% to 9% growth
➢	Project backlog $11 billion

Woking, UK, October 29, 2026 – Linde plc (Nasdaq: LIN) today reported third-quarter 2026 net income of $1,692 million and diluted earnings per share of $3.66, down 12% and 11%, respectively. Excluding Linde AG purchase accounting impacts and cost reduction program and other charges, adjusted net income was $2,122 million, up 7% versus prior year. Adjusted diluted earnings per share was $4.59, 9% above prior year.

Linde’s sales for the third quarter were $9,404 million, up 9% versus prior year including 1% favorable currency impact. Compared to prior year, underlying sales increased 5% from 3% price attainment and 2% volumes primarily in the electronics, chemicals & energy, and manufacturing end markets.

Third-quarter operating profit was $2,150 million. Adjusted operating profit of $2,763 million was up 8% versus prior year resulting in an adjusted operating profit margin of 29.4%. Operating margin was 30 basis points lower than the previous year but flat when excluding the effects of cost pass-through.

Third-quarter operating cash flow of $3,169 million increased 8% versus prior year. After capital expenditures of $1,392 million, free cash flow was $1,777 million. During the quarter, the company returned $1,685 million to shareholders through dividends and stock repurchases, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Sanjiv Lamba said, “Linde’s financial performance continued to improve in the third quarter, with record sales of $9.4 billion and record EPS of $4.59, alongside strong operating cash flow of $3.2 billion. During the quarter we took further actions to improve productivity and strengthen performance across our businesses, while maintaining our goal to deliver industry-leading results.”

Lamba continued, “Customer proposal activity remains robust, particularly across electronics, supporting our confidence in continued backlog growth. Regardless of the economic environment, we remain focused on operational excellence, disciplined capital deployment and securing high-quality projects that will compound shareholder value over the long term.”

For the fourth quarter of 2026, Linde expects adjusted diluted earnings per share in the range of $4.40 to $4.50, up 5% to 7% versus prior-year quarter, with no expected impact from foreign currency translation.

For the full year 2026, the company expects adjusted diluted earnings per share to be in the range of $17.82 to $17.92, up 8% to 9% when assuming favorable currency of 2% versus prior year. Full-year capital expenditures are expected to be in the range of $5.5 billion to $6.0 billion to support growth and maintenance requirements including the $7.9 billion contractual sale of gas project backlog.

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Third-Quarter 2026 Results by Segment

Americas sales of $3,601 million were up 11% versus prior year. Compared with third quarter 2025, underlying sales increased 9%, driven by 6% higher pricing and 3% higher volumes, primarily in the electronics, chemicals & energy, and metals & mining end markets. Operating profit of $1,263 million was 35.1% of sales, 50 basis points above prior year.

APAC (Asia Pacific) sales of $1,950 million were up 12% versus prior year. Compared with third quarter 2025, underlying sales increased 8%, driven by 3% higher pricing and 5% volumes, primarily in the electronics and chemicals & energy end markets and project start-ups. Operating profit of $534 million was 27.4% of sales, 70 basis points below prior year or 40 basis points when excluding the effects of cost pass-through.

EMEA (Europe, Middle East & Africa) sales of $2,327 million were up 7% versus prior year. Compared with third quarter 2025, underlying sales increased 3%, driven by 2% higher pricing and 1% higher volumes primarily in the healthcare and food & beverage end markets. Operating profit of $817 million was 35.1% of sales, 80 basis points below prior year or flat when excluding the effects of cost pass-through.

Linde Engineering sales were $582 million, up 12% versus prior year, and operating profit was $107 million or 18.4% of sales. Order intake for the quarter was $499 million and third-party sale of equipment backlog was $2.9 billion.

Earnings Call

A teleconference on Linde’s third-quarter 2026 results is being held today at 9:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: +1 833 461 5787 UK Toll-Free Dial-In Number: +44 808 196 8935 Access code: 806577257
Live webcast (listen-only)	https://www.linde.com/investors/financial-reports

Materials to be used in the teleconference are also available on the website.

About Linde

Linde is a leading global industrial gases and engineering company with 2025 sales of $34 billion. We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain, decarbonize and protect our planet. Linde serves a variety of end markets such as chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining. Linde’s industrial gases and technologies are used in countless applications, enabling space exploration and launch technologies, delivering ultra-high-purity and specialty gases for semiconductor manufacturing, providing life-saving medical oxygen and enabling clean hydrogen production and carbon capture to reduce greenhouse gas emissions. Linde also delivers state-of-the-art gas processing solutions to support customer growth, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures.  See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

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Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2026. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, and the impact of other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions.  They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties.  These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and cybersecurity breaches; and the effectiveness and speed of integrating new acquisitions into the business.  These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.  The above listed risks and uncertainties are further described in Item 1A.  Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 25, 2026 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 10 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS	
Quarter Ended September 30,	2026	2025	2026	2025	2026	2025	2026	2025
Reported GAAP Amounts	$ 9,404	$ 8,615	$ 2,150	$ 2,367	$ 1,692	$ 1,929	$ 3.66	$ 4.09
Cost reduction program and other charges (a)	—	—	425	(11)	265	(6)	0.57	(0.01)
Purchase accounting impacts - Linde AG (b)	—	—	188	202	162	62	0.35	0.13
Pension settlement charges (c)	—	—	—	—	3	2	0.01	—
Total adjustments	—	—	613	191	430	58	0.93	0.12
Adjusted amounts	$ 9,404	$ 8,615	$ 2,763	$ 2,558	$ 2,122	$ 1,987	$ 4.59	$ 4.21

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS	
Year to Date September 30,	2026	2025	2026	2025	2026	2025	2026	2025
Reported GAAP Amounts	$ 27,474	$ 25,222	$ 7,143	$ 6,905	$ 5,477	$ 5,368	$ 11.79	$ 11.34
Cost reduction program and other charges (a)	—	—	425	44	265	31	0.57	0.07
Purchase accounting impacts - Linde AG (b)	—	—	569	603	485	403	1.04	0.85
Pension settlement charges (c)	—	—	—	—	3	2	0.01	—
Total adjustments	—	—	994	647	753	436	1.62	0.92
Adjusted amounts	$ 27,474	$ 25,222	$ 8,137	$ 7,552	$ 6,230	$ 5,804	$ 13.41	$ 12.26

(a) The company recognized cost reduction program and other charges of $425 million during the third quarter of 2026. The costs recognized include global severance and other cost reduction charges of $200 million and $42 million, respectively, and various non-cash charges totaling $183 million primarily related to the U.S. homecare business. Cost reduction program and other charges recognized in 2025 were primarily related to severance.

(b) To adjust for purchase accounting impacts related to the merger.

(c) To adjust for pension settlement charges.

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LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Quarter Ended September 30,		Year to Date September 30,	
(Millions of dollars, except per share data)	2026	2025	2026	2025
Sales	$ 9,404	$ 8,615	$ 27,474	$ 25,222
Cost of sales	4,962	4,379	14,346	12,842
Selling, general and administrative	892	897	2,676	2,553
Depreciation and amortization	965	961	2,879	2,813
Research and development	37	36	112	112
Cost reduction program and other charges	425	(11)	425	44
Other income (expense) - net	27	14	107	47
Operating Profit	2,150	2,367	7,143	6,905
Interest expense - net	71	64	194	191
Net pension and OPEB cost (benefit), excluding service cost	(49)	(57)	(156)	(172)
Income Before Income Taxes and Equity Investments	2,128	2,360	7,105	6,886
Income taxes	449	424	1,630	1,508
Income Before Equity Investments	1,679	1,936	5,475	5,378
Income from equity investments	61	36	137	107
Income (Including Noncontrolling Interests)	1,740	1,972	5,612	5,485
Less: noncontrolling interests	(48)	(43)	(135)	(117)
Net Income – Linde plc	$ 1,692	$ 1,929	$ 5,477	$ 5,368
Per Share Data – Linde plc Shareholders:				
Basic earnings per share	$ 3.67	$ 4.11	$ 11.85	$ 11.40
Diluted earnings per share	$ 3.66	$ 4.09	$ 11.79	$ 11.34
Cash dividends per share	$ 1.60	$ 1.50	$ 4.80	$ 4.50
Weighted Average Shares Outstanding (000's):				
Basic shares outstanding (000's)	460,606	468,802	462,382	470,708
Diluted shares outstanding (000's)	462,512	471,509	464,440	473,500

Note: See page 10 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

(Millions of dollars)		September 30, 2026		December 31, 2025
Assets				
Cash and cash equivalents	$	3,947	$	5,056
Accounts receivable - net		5,595		4,966
Contract assets		447		269
Inventories		2,129		2,055
Prepaid and other current assets		1,298		979
Total Current Assets		13,416		13,325
Property, plant and equipment - net		29,830		28,260
Goodwill		27,900		27,927
Other intangibles - net		11,426		11,871
Other long-term assets		5,503		5,434
Total Assets	$	88,075	$	86,817
Liabilities and Equity				
Accounts payable	$	2,854	$	2,810
Short-term debt		4,645		4,510
Current portion of long-term debt		1,464		1,796
Contract liabilities		1,170		1,231
Other current liabilities		5,510		4,851
Total Current Liabilities		15,643		15,198
Long-term debt		20,593		20,683
Other long-term liabilities		10,844		11,195
Total Liabilities	$	47,080	$	47,076
Redeemable noncontrolling interests		10		13
Linde plc Shareholders' Equity				
Ordinary shares		1		1
Additional paid-in capital		39,169		39,430
Retained earnings		19,746		16,608
Accumulated other comprehensive income (loss)		(5,632)		(6,233)
Less: Treasury shares, at cost		(13,862)		(11,561)
Total Linde plc Shareholders' Equity		39,422		38,245
Noncontrolling interests		1,563		1,483
Total Equity	$	40,985	$	39,728
Total Liabilities and Equity	$	88,075	$	86,817

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

(Millions of dollars)	Quarter Ended September 30, 2026	Quarter Ended September 30, 2025	Year to Date September 30, 2026	Year to Date September 30, 2025
Operations				
Net income - Linde plc	$ 1,692	$ 1,929	$ 5,477	$ 5,368
Add: Noncontrolling interests	48	43	135	117
Net income (including noncontrolling interests)	1,740	1,972	5,612	5,485
Adjustments to reconcile net income to net cash provided by operating activities:				
Cost reduction program and other charges (a)	389	(57)	313	(71)
Depreciation and amortization	965	961	2,879	2,813
Accounts receivable	(45)	(70)	(696)	(379)
Contract assets and liabilities, net	26	46	(262)	24
Inventory	(11)	(1)	(100)	(37)
Payables and accruals	386	434	477	(65)
Pension contributions	(5)	(5)	(23)	(20)
Deferred income taxes and other	(276)	(332)	(520)	(430)
Net cash provided by (used for) operating activities	3,169	2,948	7,680	7,320
Investing				
Capital expenditures	(1,392)	(1,276)	(4,172)	(3,803)
Acquisitions, net of cash acquired	(26)	(123)	(411)	(393)
Divestitures, net of cash divested and asset sales	55	7	178	31
Other investing, net	37	(42)	37	(95)
Net cash provided by (used for) investing activities	(1,326)	(1,434)	(4,368)	(4,260)
Financing				
Debt increase (decrease) - net	(1,141)	78	504	1,917
Issuances of ordinary shares	4	5	26	20
Purchases of ordinary shares	(954)	(989)	(2,632)	(3,211)
Cash dividends - Linde plc shareholders	(735)	(701)	(2,214)	(2,113)
Noncontrolling interest transactions and other	28	(175)	(129)	(149)
Net cash provided by (used for) financing activities	(2,798)	(1,782)	(4,445)	(3,536)
Effect of exchange rate changes on cash and cash equivalents	4	(9)	24	135
Change in cash and cash equivalents	(951)	(277)	(1,109)	(341)
Cash and cash equivalents, beginning-of-period	4,898	4,786	5,056	4,850
Cash and cash equivalents, end-of-period	$ 3,947	$ 4,509	$ 3,947	$ 4,509

(a) Cost reduction program and other charge cash outflows were $36 million and $46 million for the quarters ended September 30, 2026 and 2025, respectively, and $112 million and $115 million for the nine months ended September 30, 2026 and 2025, respectively.

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

(Millions of dollars)	Quarter Ended September 30, 2026	Quarter Ended September 30, 2025	Year to Date September 30, 2026	Year to Date September 30, 2025
Sales				
Americas	$ 3,601	$ 3,253	$ 10,553	$ 9,557
EMEA	2,327	2,178	6,801	6,371
APAC	1,950	1,741	5,521	4,935
Engineering	582	519	1,724	1,635
Other	944	924	2,875	2,724
Total segment sales	$ 9,404	$ 8,615	$ 27,474	$ 25,222
Operating Profit				
Americas	$ 1,263	$ 1,124	$ 3,682	$ 3,279
EMEA	817	781	2,424	2,283
APAC	534	490	1,542	1,431
Engineering	107	101	308	305
Other	42	62	181	254
Segment operating profit	2,763	2,558	8,137	7,552
Cost reduction program and other charges	(425)	11	(425)	(44)
Purchase accounting impacts - Linde AG	(188)	(202)	(569)	(603)
Total operating profit	$ 2,150	$ 2,367	$ 7,143	$ 6,905

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

In the third quarter of 2026, Linde plc ("Linde") revised its segment reporting to reflect changes in its management reporting structure and the financial information regularly reviewed by it's Chief Operating Decision Maker ("CODM"). As a result, the U.S. homecare business, previously reported within the Americas segment, is now included in the Other category for segment reporting purposes.

To provide comparability across periods, Linde has recast previously reported segment information to reflect this change. The recast information presented below includes full-year 2024 results, quarterly and full-year 2025 results, and quarterly and year-to-date 2026 results through September 30, 2026. This change impacts only the presentation of segment information and has no effect on Linde's previously reported consolidated financial position, results of operations, or cash flows.

	2024	2025					2026			
(Millions of dollars)	Full Year	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Year to Date
Sales										
Americas	$ 12,060	$ 3,080	$ 3,224	$ 3,253	$ 3,303	$12,860	$ 3,448	$ 3,504	$ 3,601	$10,553
EMEA	8,352	2,031	2,162	2,178	2,178	8,549	2,171	2,303	2,327	6,801
APAC	6,632	1,539	1,655	1,741	1,726	6,661	1,701	1,870	1,950	5,521
Engineering	2,322	565	551	519	615	2,250	517	625	582	1,724
Other	3,639	897	903	924	942	3,666	944	987	944	2,875
Total segment sales	$ 33,005	$ 8,112	$ 8,495	$ 8,615	$ 8,764	$33,986	$ 8,781	$ 9,289	$ 9,404	$27,474
Operating Profit										
Americas	$ 4,144	$ 1,039	$ 1,116	$ 1,124	$ 1,122	$ 4,401	$ 1,200	$ 1,219	$ 1,263	$ 3,682
EMEA	2,780	722	780	781	772	3,055	784	823	817	2,424
APAC	1,918	451	490	490	502	1,933	477	531	534	1,542
Engineering	410	114	90	101	103	408	101	100	107	308
Other	468	112	80	62	86	340	68	71	42	181
Segment operating profit	$ 9,720	$ 2,438	$ 2,556	$ 2,558	$ 2,585	$10,137	$ 2,630	$ 2,744	$ 2,763	$ 8,137
Cost reduction program and other charges	(145)	(55)	—	11	(229)	(273)	—	—	(425)	(425)
Purchase accounting impacts - Linde AG	(940)	(199)	(202)	(202)	(338)	(941)	(191)	(190)	(188)	(569)
Total operating profit	$ 8,635	$ 2,184	$ 2,354	$ 2,367	$ 2,018	$ 8,923	$ 2,439	$ 2,554	$ 2,150	$ 7,143

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial information by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2026				2025				
(Millions of dollars)	Year to Date September 30,	Q3	Q2	Q1	Year to Date September 30,	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin									
Reported operating profit	$ 7,143	$2,150	$2,554	$2,439	$ 6,905	$2,018	$2,367	$2,354	$2,184
Add: Cost reduction program and other charges	425	425	—	—	44	229	(11)	—	55
Add: Purchase accounting impacts - Linde AG (c)	569	188	190	191	603	338	202	202	199
Total adjustments	994	613	190	191	647	567	191	202	254
Adjusted operating profit	$ 8,137	$2,763	$2,744	$2,630	$ 7,552	$2,585	$2,558	$2,556	$2,438
Reported percentage change	3 %	(9)%	8 %	12 %					
Adjusted percentage change	8 %	8 %	7 %	8 %					
Reported sales	$ 27,474	$9,404	$9,289	$8,781	$ 25,222	$8,764	$8,615	$8,495	$8,112
Reported operating margin	26.0 %	22.9 %	27.5 %	27.8 %	27.4 %	23.0 %	27.5 %	27.7 %	26.9 %
Adjusted operating margin	29.6 %	29.4 %	29.5 %	30.0 %	29.9 %	29.5 %	29.7 %	30.1 %	30.1 %
Adjusted Depreciation and Amortization									
Reported depreciation and amortization	$ 2,879	$ 965	$ 963	$ 951	$ 2,813	$ 950	$ 961	$ 942	$ 910
Less: Purchase accounting impacts - Linde AG (c)	(569)	(188)	(190)	(191)	(591)	(186)	(202)	(198)	(191)
Adjusted depreciation and amortization	$ 2,310	$ 777	$ 773	$ 760	$ 2,222	$ 764	$ 759	$ 744	$ 719
Adjusted Other Income (Expense) - net									
Reported other income (expense) - net	$ 107	$ 27	$ 17	$ 63	$ 47	$(105)	$ 14	$ 15	$ 18
Add: Purchase accounting impacts - Linde AG (c) (e)	—	—	—	—	(12)	(152)	—	(4)	(8)
Adjusted other income (expense) - net	$ 107	$ 27	$ 17	$ 63	$ 59	$ 47	$ 14	$ 19	$ 26
Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost									
Reported net pension and OPEB cost (benefit), excluding service cost	$ (156)	$ (49)	$ (53)	$ (54)	$ (172)	$ (57)	$ (57)	$ (59)	$ (56)
Add: Pension settlement charges	(4)	(4)	—	—	(2)	—	(2)	—	—
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$ (160)	$ (53)	$ (53)	$ (54)	$ (174)	$ (57)	$ (59)	$ (59)	$ (56)

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(Millions of dollars)	2026 Year to Date September 30,	2026 Q3	2026 Q2	2026 Q1	2025 Year to Date September 30,	2025 Q4	2025 Q3	2025 Q2	2025 Q1
Adjusted Income Taxes (a)									
Reported income taxes	$ 1,630	$ 449	$ 610	$ 571	$ 1,508	$ 481	$ 424	$ 573	$ 511
Add: Pension settlement charges	1	1	—	—	—	—	—	—	—
Add: Purchase accounting impacts - Linde AG (c)	133	43	45	45	245	83	155	46	44
Add: Cost reduction program and other charges	160	160	—	—	19	62	1	—	18
Total adjustments	294	204	45	45	264	145	156	46	62
Adjusted income taxes	$ 1,924	$ 653	$ 655	$ 616	$ 1,772	$ 626	$ 580	$ 619	$ 573
Adjusted Effective Tax Rate (a)									
Reported income before income taxes and equity investments	$ 7,105	$2,128	$2,546	$2,431	$ 6,886	$2,011	$2,360	$2,346	$2,180
Add: Pension settlement charge	4	4	—	—	2	—	2	—	—
Add: Purchase accounting impacts - Linde AG (c)	569	188	190	191	603	338	202	202	199
Add: Cost reduction program and other charges	425	425	—	—	44	229	(11)	—	55
Total adjustments	998	617	190	191	649	567	193	202	254
Adjusted income before income taxes and equity investments	$ 8,103	$2,745	$2,736	$2,622	$ 7,535	$2,578	$2,553	$2,548	$2,434
Reported Income taxes	$ 1,630	$ 449	$ 610	$ 571	$ 1,508	$ 481	$ 424	$ 573	$ 511
Reported effective tax rate	22.9%	21.1%	24.0%	23.5%	21.9%	23.9%	18.0%	24.4%	23.4%
Adjusted income taxes	$ 1,924	$ 653	$ 655	$ 616	$ 1,772	$ 626	$ 580	$ 619	$ 573
Adjusted effective tax rate	23.7%	23.8%	23.9%	23.5%	23.5%	24.3%	22.7%	24.3%	23.5%
Adjusted Income from Equity Investments									
Reported income from equity investments	$ 137	$ 61	$ 36	$ 40	$ 107	$ 43	$ 36	$ 33	$ 38
Add: Purchase accounting impacts - Linde AG (c)	57	19	19	19	54	18	18	18	18
Add: Cost reduction program and other charges	—	—	—	—	6	—	6	—	—
Total adjustments	57	19	19	19	60	18	24	18	18
Adjusted income from equity investments	$ 194	$ 80	$ 55	$ 59	$ 167	$ 61	$ 60	$ 51	$ 56
Adjusted Noncontrolling Interests									
Reported noncontrolling interests	$ (135)	$ (48)	$ (44)	$ (43)	$ (117)	$ (43)	$ (43)	$ (40)	$ (34)
Add: Purchase accounting impacts - Linde AG (c)	(8)	(2)	(3)	(3)	(9)	(2)	(3)	(3)	(3)
Adjusted noncontrolling interests	$ (143)	$ (50)	$ (47)	$ (46)	$ (126)	$ (45)	$ (46)	$ (43)	$ (37)
Adjusted Net Income - Linde plc (b)									
Reported net income	$ 5,477	$1,692	$1,928	$1,857	$ 5,368	$1,530	$1,929	$1,766	$1,673
Add: Pension settlement charge	3	3	—	—	2	—	2	—	—
Add: Cost reduction program and other charges	265	265	—	—	31	167	(6)	—	37
Add: Purchase accounting impacts - Linde AG (c)	485	162	161	162	403	271	62	171	170
Total adjustments	753	430	161	162	436	438	58	171	207
Adjusted net income - Linde plc	$ 6,230	$2,122	$2,089	$2,019	$ 5,804	$1,968	$1,987	$1,937	$1,880

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(Millions of dollars)	2026 Year to Date September 30,	2026 Q3	2026 Q2	2026 Q1	2025 Year to Date September 30,	2025 Q4	2025 Q3	2025 Q2	2025 Q1
Adjusted Diluted EPS (b)									
Reported diluted EPS	$ 11.79	$3.66	$4.15	$3.98	$ 11.34	$3.26	$4.09	$3.73	$3.51
Add: Pension settlement charge	0.01	0.01	—	—	—	—	—	—	—
Add: Cost reduction program and other charges	0.57	0.57	—	—	0.07	0.36	(0.01)	—	0.08
Add: Purchase accounting impacts - Linde AG (c)	1.04	0.35	0.35	0.35	0.85	0.58	0.13	0.36	0.36
Total adjustments	1.62	0.93	0.35	0.35	0.92	0.94	0.12	0.36	0.44
Adjusted diluted EPS	$ 13.41	$4.59	$4.50	$4.33	$ 12.26	$4.20	$4.21	$4.09	$3.95
Reported percentage change	4 %	(11)%	11 %	13 %					
Adjusted percentage change	9 %	9 %	10 %	10 %					

Adjusted Diluted EPS Guidance (d)	Fourth Quarter 2026 Low End	Fourth Quarter 2026 High End	Full Year 2026 Low End	Full Year 2026 High End
2026 Adjusted Guidance	$ 4.40	$ 4.50	$ 17.82	$17.92
Adjusted percentage changes versus 2025 adjusted diluted EPS	5 %	7 %	8 %	9 %
Add: Estimated currency headwind/(tailwind)	— %	— %	(2)%	(2)%
Adjusted percentage change excluding currency	5 %	7 %	6 %	7 %

(Millions of dollars)	2026 Year to Date September 30,	2026 Q3	2026 Q2	2026 Q1	2025 Year to Date September 30,	2025 Q4	2025 Q3	2025 Q2	2025 Q1
Adjusted EBITDA and % of Sales									
Net Income - Linde plc	$ 5,477	$1,692	$1,928	$1,857	$ 5,368	$1,530	$1,929	$1,766	$1,673
Add: Noncontrolling interests	135	48	44	43	117	43	43	40	34
Add: Net pension and OPEB cost (benefit), excluding service cost	(156)	(49)	(53)	(54)	(172)	(57)	(57)	(59)	(56)
Add: Interest expense	194	71	61	62	191	64	64	67	60
Add: Income taxes	1,630	449	610	571	1,508	481	424	573	511
Add: Depreciation and amortization	2,879	965	963	951	2,813	950	961	942	910
EBITDA	10,159	3,176	3,553	3,430	9,825	3,011	3,364	3,329	3,132
Add: Cost reduction program and other charges	425	425	—	—	50	229	(5)	—	55
Add: Purchase accounting impacts - Linde AG (c)	57	19	19	19	66	170	18	22	26
Total adjustments	482	444	19	19	116	399	13	22	81
Adjusted EBITDA	$ 10,641	$3,620	$3,572	$3,449	$ 9,941	$3,410	$3,377	$3,351	$3,213
Reported sales	$ 27,474	$9,404	$9,289	$8,781	$ 25,222	$8,764	$8,615	$8,495	$8,112
% of sales									
EBITDA	37.0%	33.8%	38.2%	39.1%	39.0%	34.4%	39.0%	39.2%	38.6%
Adjusted EBITDA as a % of Sales	38.7%	38.5%	38.5%	39.3%	39.4%	38.9%	39.2%	39.4%	39.6%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b) Net of income taxes which are shown separately in "Adjusted Income Taxes and Effective Tax Rate".

(c) The company believes that its non-GAAP measures excluding merger Purchase accounting impacts - Linde AG are useful to investors because: (i) the 2018 business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by merger purchase

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accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of merger purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding merger purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:

Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).

Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.

Adjusted Noncontrolling Interests: Represents the noncontrolling interests' ownership portion of the adjustments described above determined on an entity by entity basis.

(e) Fourth quarter 2025 Adjusted other income (expense) - net includes a charge associated with Linde AG merger-related purchase accounting.

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(UNAUDITED)

	2026			2025			
(Millions of dollars)	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Operating Cash Flow	$3,169	$2,271	$ 2,240	$ 3,030	$ 2,948	$ 2,211	$ 2,161
Less: Capital Expenditures	(1,392)	(1,438)	(1,342)	(1,458)	(1,276)	(1,257)	(1,270)
Free Cash Flow	$1,777	$ 833	$ 898	$ 1,572	$ 1,672	$ 954	$ 891

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Debt	$26,702	$28,013	$26,317	$26,989	$25,925	$25,920	$23,897
Less: Cash and cash equivalents	(3,947)	(4,898)	(3,959)	(5,056)	(4,509)	(4,786)	(5,294)
Net debt	22,755	23,115	22,358	21,933	21,416	21,134	18,603
Less: Purchase accounting impacts - Linde AG	(3)	(3)	(3)	(3)	(4)	(4)	(4)
Adjusted net debt	$22,752	$23,112	$22,355	$21,930	$21,412	$21,130	$18,599

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders' equity).

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Reported net income - Linde plc	$1,692	$1,928	$ 1,857	$ 1,530	$ 1,929	$ 1,766	$ 1,673
Add: noncontrolling interests	48	44	43	43	43	40	34
Add: interest expense - net	71	61	62	64	64	67	60
Less: tax benefit on interest expense - net *	(18)	(15)	(15)	(16)	(15)	(16)	(14)
Reported NOPAT	$1,793	$2,018	$ 1,947	$ 1,621	$ 2,021	$ 1,857	$ 1,753
Adjusted net income - Linde plc	$2,122	$2,089	$ 2,019	$ 1,968	$ 1,987	$ 1,937	$ 1,880
Add: adjusted noncontrolling interests	50	47	46	45	46	43	37
Add: interest expense - net	71	61	62	64	64	67	60
Less: tax benefit on interest expense - net *	(18)	(15)	(15)	(16)	(15)	(16)	(14)
Adjusted NOPAT	$2,225	$2,182	$ 2,112	$ 2,061	$ 2,082	$ 2,031	$ 1,963

*Tax benefit on interest expense - net is generally presented using the reported effective rate.

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
4-quarter trailing reported NOPAT	$7,379	$7,607	$ 7,446	$ 7,252	$ 7,440	$ 7,074	$ 6,970
4-quarter trailing adjusted NOPAT	$8,580	$8,437	$ 8,286	$ 8,137	$ 8,062	$ 7,968	$ 7,890

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2026			2025			
(Millions of dollars)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Equity and redeemable noncontrolling interests:							
Redeemable noncontrolling interests	$ 10	$ 13	$ 13	$ 13	$ 13	$ 13	$ 13
Linde plc shareholders' equity	39,422	39,081	38,566	38,245	38,616	38,515	38,032
Noncontrolling interests	1,563	1,536	1,513	1,483	1,457	1,458	1,418
Total equity and redeemable noncontrolling interests	$40,995	$40,630	$40,092	$39,741	$40,086	$39,986	$39,463
Reported capital	$63,750	$63,745	$62,450	$61,674	$61,502	$61,120	$58,066
Total equity and redeemable noncontrolling interests	$40,995	$40,630	$40,092	$39,741	$40,086	$39,986	$39,463
Add: Adjusted net debt	22,752	23,112	22,355	21,930	21,412	21,130	18,599
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$37,623	$37,618	$36,323	$35,547	$35,374	$34,992	$31,938
(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.							
Ending capital (see above)	$63,750	$63,745	$62,450	$61,674	$61,502	$61,120	$58,066
5-quarter average ending capital	$62,624	$62,098	$60,962	$59,725	$58,925	$57,914	$56,830
Ending adjusted capital (see above)	$37,623	$37,618	$36,323	$35,547	$35,374	$34,992	$31,938
5-quarter average ending adjusted capital	$36,497	$35,971	$34,835	$33,597	$32,797	$31,786	$30,701
After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	11.8 %	12.2 %	12.2 %	12.1 %	12.6 %	12.2 %	12.3 %
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	23.5 %	23.5 %	23.8 %	24.2 %	24.6 %	25.1 %	25.7 %

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